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                                                                 Exhibit (13)(g)

                               PURCHASE AGREEMENT

                  The ARCH Fund, Inc. (the "Fund"), a Maryland corporation with transferable shares, and BISYS Fund Services Ohio, Inc. ("BISYS Ohio"), an Ohio corporation, hereby agree with each other as follows:

                  1. The Fund hereby offers BISYS Ohio and BISYS Ohio hereby purchases one (1) Class Q share of common stock, one (1) Class Q - Special Series 1 share of common stock and one (1) Class Q - Special Series 2 share of common stock, each such share representing an interest in the ARCH Bond Index Portfolio (the "Portfolio") at a price of $10 per share (such shares of common stock in the Portfolio being hereinafter known as the "Shares"). BISYS Ohio hereby acknowledges the purchase of the Shares and the Fund hereby acknowledges receipt from BISYS Ohio of funds in the aggregate amount of $30 in full payment for the Shares.

                  2. BISYS Ohio represents and warrants to the Fund that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 6th day of February, 1997.

                                            THE ARCH FUND, INC.

                                            By: /s/ JERRY V. WOODHAM
                                               -------------------------------
                                            Title: President

                                            BISYS FUND SERVICES OHIO, INC.

                                            By: /s/ STEPHEN G. MINTOS
                                               -------------------------------
                                            Title: Executive Vice President


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                               PURCHASE AGREEMENT

                  The ARCH Fund, Inc. (the "Fund"), a Maryland corporation with transferable shares, and BISYS Fund Services Ohio, Inc. ("BISYS Ohio"), an Ohio corporation, hereby agree with each other as follows:

                  1. The Fund hereby offers BISYS Ohio and BISYS Ohio hereby purchases one (1) Class O share of common stock, one (1) Class O - Special Series 1 share of common stock and one (1) Class O - Special Series 2 share of common stock, each such share representing an interest in the ARCH Intermediate Corporate Bond Portfolio (the "Portfolio") at a price of $10 per share (such shares of common stock in the Portfolio being hereinafter known as the "Shares"). BISYS Ohio hereby acknowledges the purchase of the Shares and the Fund hereby acknowledges receipt from BISYS Ohio of funds in the aggregate amount of $30 in full payment for the Shares.

                  2. BISYS Ohio represents and warrants to the Fund that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 6th day of February, 1997.

                                          THE ARCH FUND, INC.

                                          By: /s/ JERRY V. WOODHAM
                                             -------------------------------
                                          Title: President

                                          BISYS FUND SERVICES OHIO, INC.

                                          By: /s/ STEPHEN G. MINTOS
                                             -------------------------------
                                          Title: Executive Vice President